UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2007

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23379	52-1377061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 9th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 459-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2007, I.C. Isaacs & Company, Inc. (the “Company”) and Latitude Licensing Corp. (“Latitude”) entered into Amendment No. 9 to the Trademark License and Technical Assistance Agreement for Men’s Collections, dated January 15, 1998 (“Amendment No. 9”).  Pursuant to Amendment No. 9, the Company shall have the option to renew the Trademark License and Technical Assistance Agreement for Men’s Collections for an additional term of three (3) years commencing January 1, 2012 and ending December 31, 2014.  Amendment No. 9 also provides that the minimum royalties payable for the calendar years 2012 through 2014 shall be $3,000,000 for each calendar year.  The terms of the Trademark License and Technical Assistance Agreement for Men’s Collections are otherwise unchanged.

Additionally, on November 8, 2007, the Company and Latitude entered into Amendment No. 11 to the Trademark License and Technical Assistance Agreement for Women’s Collections, dated March 4, 1998 (“Amendment No. 11”).  Pursuant to Amendment No. 11, the Company shall have the option to renew the Trademark License and Technical Assistance Agreement for Women’s Collections for an additional term of three (3) years commencing January 1, 2012 and ending December 31, 2014.  Amendment No. 11 also provides that the minimum royalties payable for the calendar years 2012 through 2014 shall be $1,500,000 for each calendar year.  The terms of the Trademark License and Technical Assistance Agreement for Women’s Collections are otherwise unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                I.C. ISAACS & COMPANY, INC.

Date:  November 13, 2007                                                                                   By:  /s/ Gregg A. Holst
                  Gregg A. Holst
                                  Chief Financial Officer